Exhibit 99

SILICON LABS ANNOUNCES SECOND QUARTER 2014 RESULTS

— Broad-based Products Fuel Record Revenue —

AUSTIN, Texas — July 25, 2014 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported financial results for its second quarter ended June 28, 2014. Revenue in the second quarter exceeded the top end of guidance and established a new record at $154.9 million, which included $5.0 million of patent sale revenue, up from $145.7 million as reported in the first quarter.

Financial Highlights

On a GAAP basis:

•                  Gross margin was 63.7 percent

•                  R&D expenses were $41.8 million

•                  SG&A expenses were $36.0 million

•                  Operating income as a percentage of revenue was 13.4 percent

•                  Diluted earnings per share were $0.32

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 64.1 percent

•                  R&D expenses were $34.4 million

•                  SG&A expenses were $31.3 million

•                  Operating income was 21.6 percent

•                  Diluted earnings per share were $0.58

Business Highlights

•                  Broad-based revenue established a new record at $79.7 million, up 10 percent sequentially.

•                  Broadcast revenue was $50.5 million for the quarter, which included $5.0 million from a patent sale. The patent sale revenue resulted from the acceleration of a royalty arrangement and was not forecasted.

•                  Access revenue also exceeded expectations at $24.7 million.

Product Highlights

•                  Introduced a new family of ultra-low-power capacitive sensing MCUs, the C8051F97x MCU family, offering fast and accurate capacitive touch control technology backed by Silicon Labs’ Simplicity Studio® development ecosystem.

•                  Launched a new 32-bit hardware and firmware development kit that simplifies the process of developing “Made for iPod/iPhone/iPad” (MFi) accessories and accelerates time to market for MFi accessory developers.

•                  Announced a comprehensive Wireless M-Bus software solution that simplifies the process of adding wireless connectivity to smart metering systems while enabling extended battery life.

•                  Joined other industry leaders to form the Thread Group, leading the development of the next generation of IP-based wireless mesh networking for the Connected Home.

•                  Won an EDN China Innovation Award in the category of “Innovation Excellence: Leading Technologies” for the EFM32™ Gecko family.

Business Outlook

The company expects revenue in the third quarter to be in the range of $153 million to $157 million and expects to establish another record in its Broad-based products. Third quarter diluted earnings per share are expected to be between $0.18 and $0.24 on a GAAP basis and between $0.45 and $0.51 on a non-GAAP basis.

“We are very pleased with our strong second quarter results, including record revenue in our Broad-based products,” said Tyson Tuttle, CEO of Silicon Labs. “We are benefitting from our multi-year investment strategy for the IoT and Internet Infrastructure and realizing meaningful revenue growth.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and by entering 39717389. The replay will be available through August 25.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the Silicon Labs logo and Simplicity Studio are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenues	$154,918	$141,543	$300,609	$286,918
Cost of revenues	56,255	52,770	114,841	110,773
Gross margin	98,663	88,773	185,768	176,145
Operating expenses:
Research and development	41,844	37,387	84,329	74,969
Selling, general and administrative	36,017	32,357	70,628	61,510
Operating expenses	77,861	69,744	154,957	136,479
Operating income	20,802	19,029	30,811	39,666
Other income (expense):
Interest income	200	152	502	487
Interest expense	(780)	(831)	(1,578)	(1,673)
Other income (expense), net	(6)	114	61	62
Income before income taxes	20,216	18,464	29,796	38,542
Provision for income taxes	5,937	5,852	7,407	5,896
Net income	$14,279	$12,612	$22,389	$32,646

Earnings per share:
Basic	$0.33	$0.30	$0.52	$0.77
Diluted	$0.32	$0.29	$0.51	$0.76

Weighted-average common shares outstanding:
Basic	43,462	42,552	43,271	42,370
Diluted	44,218	43,269	44,137	43,191

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended June 28, 2014
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$154,918

Gross margin	98,663	63.7%	$178	$390	$—	$99,231	64.1%

Research and development	41,844	27.0%	4,327	3,104	—	34,413	22.2%

Selling, general and administrative	36,017	23.3%	4,777	729	(822)	31,333	20.3%

Operating income	20,802	13.4%	9,282	4,223	(822)	33,485	21.6%

	Three Months Ended June 28, 2014
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non- GAAP Measure
Net income	$14,279	$8,695	$3,388	$(822)	$25,540

Diluted shares outstanding	44,218	—	—	—	44,218

Diluted earnings per share	$0.32				$0.58

Unaudited Forward-Looking Statements Regarding Business Outlook

(In thousands, except per share information)

	Three Months Ending September 27, 2014
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.24	$0.18

Estimated non-GAAP charges	0.27	0.27

Estimated non-GAAP diluted earnings per share	$0.51	$0.45

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 28, 2014	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$93,290	$95,800
Short-term investments	235,645	179,593
Accounts receivable, net of allowances for doubtful accounts of $788 at June 28, 2014 and $797 at December 28, 2013	69,042	72,124
Inventories	45,557	45,271
Deferred income taxes	17,658	18,878
Prepaid expenses and other current assets	47,785	47,651
Total current assets	508,977	459,317
Long-term investments	10,993	10,632
Property and equipment, net	129,357	132,445
Goodwill	228,781	228,781
Other intangible assets, net	124,106	131,593
Other assets, net	22,251	28,382
Total assets	$1,024,465	$991,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,745	$22,126
Current portion of long-term debt	10,000	7,500
Accrued expenses	65,672	45,975
Deferred income on shipments to distributors	33,437	30,853
Income taxes	896	2,693
Total current liabilities	134,750	109,147
Long-term debt	82,500	87,500
Other non-current liabilities	29,610	55,941
Total liabilities	246,860	252,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,406 and 42,779 shares issued and outstanding at June 28, 2014 and December 28, 2013, respectively	4	4
Additional paid-in capital	65,199	48,630
Retained earnings	713,001	690,612
Accumulated other comprehensive loss	(599)	(684)
Total stockholders’ equity	777,605	738,562
Total liabilities and stockholders’ equity	$1,024,465	$991,150

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 28, 2014	June 29, 2013
Operating Activities
Net income	$22,389	$32,646
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	6,427	6,634
Amortization of other intangible assets and other assets	8,839	5,635
Stock-based compensation expense	18,559	13,684
Income tax benefit (shortfall) from stock-based awards	377	(489)
Excess income tax benefit from stock-based awards	(589)	(243)
Deferred income taxes	4,665	9,277
Changes in operating assets and liabilities:
Accounts receivable	3,082	9,388
Inventories	(123)	(1,028)
Prepaid expenses and other assets	3,394	5,023
Accounts payable	3,846	(2,271)
Accrued expenses	(4,902)	(6,013)
Deferred income on shipments to distributors	2,584	293
Income taxes	(5,130)	(6,439)
Net cash provided by operating activities	63,418	66,097

Investing Activities
Purchases of available-for-sale investments	(117,744)	(121,994)
Proceeds from sales and maturities of available-for-sale investments	61,803	146,870
Purchases of property and equipment	(3,339)	(6,498)
Purchases of other assets	(2,726)	(2,438)
Net cash provided by (used in) investing activities	(62,006)	15,940

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	8,943	9,512
Excess income tax benefit from stock-based awards	589	243
Repurchases of common stock	(10,954)	—
Payments on debt	(2,500)	(3,750)
Net cash provided by (used in) financing activities	(3,922)	6,005

Increase (decrease) in cash and cash equivalents	(2,510)	88,042
Cash and cash equivalents at beginning of period	95,800	105,426
Cash and cash equivalents at end of period	$93,290	$193,468

###